U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2008

GROWERS DIRECT COFFEE COMPANY, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	333-10170-2	46-0466417
(State or other jurisdiction of incorporation or organization)	Commission File No	(IRS Employer Identification Number)

2813 7th Street Berkeley, CA	79110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 204-9424

(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance And Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Shailen Singh has resigned as a director and Chief Financial Officer effective April 16, 2008. There has been no disagreement between the Company and Shailen Singh, on any matter relating to Company’s operations, policies or practices. Shailen Singh was provided a copy of the disclosures made herein no later than the date of filing on this Form 8-K,  and has been provided with the opportunity to furnish the company with a letter addressed to the Company stating whether he agrees or disagrees with the statements made herein. The letter from Shailen Singh are filed as an exhibit to this form 8-K.

Growers Direct Coffee Company, Inc. (the “Company”) has entered into a definitive employment agreement (the “Agreement”) dated April 16, 2008, with Vincent Cafici (“Cafici”) to act as its Chief Financial Officer. Cafici will perform such duties customarily performed by the Chief Financial Officer and Secretary and such other duties as reasonably requested by the Chairman, Chief Executive Officer or the Board of Directors of the Company (the “Board”). These duties will include, but not limited to signing SEC filings and certifications required by the Sarbanes-Oxley Act. It is understood that Cafici has other business interests and responsibilities, but that he does not anticipate any significant time conflicts. Cafici will not accept any significant new engagements and will devote the time and attention necessary to fulfill these duties to the Company. The term of Cafici’s engagement is for thirty-six (36) months and expires on April 16, 2011, unless terminated sooner in accordance with the provisions of the Agreement.

The Company shall make monthly management fee payment of ten thousand dollars ($10,000) to Cafici, in arrears, on the 25th day of each month. In addition The Company will pay one million five hundred thousand, (1,500,000) S-8 registered shares of the common stock of the company on April 16, 2008. In further consideration of services to be rendered under this Agreement, Cafici shall be granted stock options to purchase five hundred thousand (500,000) shares of the Company prior to January 1, 2010 at an exercise price of $0.50 per share. These stock options shall fully vest on April 16, 2008.

Growers Direct Coffee Company, Inc. (the “Company”) has entered into a definitive employment agreement (the “Agreement”) dated April 16, 2008, with Paul Khakshouri (“Khakshouri”). Khakshouri will perform such duties customarily performed by the President and Chairman and such other duties as reasonably requested by the Chairman or the Board of Directors of the Company (the “Board”). These duties will include, but not be limited to signing SEC filings and certifications required by the Sarbanes-Oxley Act and other responsibilities assigned by the Board. It is understood that Khakshouri has other business interests and responsibilities but that he does not anticipate any significant time conflicts. Khakshouri will not accept any significant new engagements and will devote sufficient and necessary time and attention to fulfill these duties to the Company. The term of Khakshouri’s engagement is for thirty six (36) months and expires on April 16, 20011, unless terminated sooner in accordance with the provisions of the Agreement.

The Company shall make monthly management fee payments of ten thousand dollars ($10,000) to Khakshouri, in arrears, on the 25th day of each month.  In the sole and absolute discretion of the Board of Directors, .the management fee may be accrued, without interest, until the Board determines that there is sufficient cash to make one or more payments due.  In further consideration of services to be rendered under this Agreement, Khakshouri shall be issued five hundred thousand (500,000) restricted Rule 144 shares of the Company common stock. These shares shall be issued on the April 16, 2008. Khakshouri shall be granted stock options to purchase five hundred thousand (500,000) shares of the Company prior to January 1, 2010, at an exercise price of $0.50 per share. These stock options shall fully vest on April 16, 2008.

The summary of the Agreements entered into in connection with the engagement of Paul Khakshouri and Vincent Cafici as set forth in this report on From 8-K is qualified in its entirety by reference to the Agreements that is attached as an exhibit to this From 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

a)

Financial Statements

None

b)

Exhibits

10.1

Agreements Paul Khakshouri

10.2

Agreement  Vincent Cafici

17.1

Letter on Change in Director

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

GROWERS DIRECT COFFEE COMPANY, INC.

Date:  April 17, 2008

____”Paul Khakshouri” __________

           Paul Khakshouri, President